STATE OF WYOMING
Office of the Secretary of State

I, MAX MAXFIELD, SECRETARY OF STATE of the STATE OF WYOMING, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

AUSCRETE CORPORATION

Accordingly, the undersigned, by virtue of the authority vested in me by the law, hereby issues this Certificate.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **31st** day of **December, 2009**.



Filed Date: 12/31/2009

Max Maxfield
Secretary of State

By: Candice Dillmon

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: business@state.wy.us

Max Maxfield, WY Secretary of State
FILED: 12/31/2009 01:20 PM
ID: 2009-000578466

Profit Corporation
Articles of Incorporation

1. Corporation name: AUSCRETE CORPORATION

2. Name and physical address of its registered agent: SmallBiz Agents, Inc.

(The registered agent may be an individual resident in Wyoming, a domestic or foreign entity authorized to transact business in Wyoming, having a business office identical with such registered office. ***The registered agent must have a physical address in Wyoming.*** *A Post Office Box or Drop Box is not acceptable. If the registered office includes a suite number, it must be included in the registered office address.)*

109 W. 17th Street

Cheyenne WY 82001

3. Mailing address of the corporation:

109 W. 17th Street

Cheyenne WY 82001

4. Principal office address:

P.O. Box 847 Rufus, OR 97050

5. Number and class of shares the corporation will have the authority to issue:

500,000,000

6. Incorporators *(list names and addresses of each incorporator)*:

Val Clewley

PO Box 13092

Tucson, AZ 85732

RECEIVED DEC 23

7. Execution *(all incorporators must sign)*:

Signature: ______________________ **Date:** 12/17/2009 *(mm/dd/yyyy)*

Print Name: Val Clewley

Signature: ______________________ **Date:** *(mm/dd/yyyy)*

Print Name:

Signature: ______________________ **Date:** *(mm/dd/yyyy)*

Print Name:

Contact Person: Val Clewley

Daytime Phone Number: 520 881-3989 Email: sbinfo@smallbiz.com

Checklist

- [✓] ***Filing Fee: $100.00*** Make check or money order payable to Wyoming Secretary of State.
- [✓] The Articles must be in compliance with Wyoming Statutes 17-16-120 and 17-16-202.
- [✓] The Articles must be accompanied by a written consent to appointment executed by the registered agent.
- [✓] For consistency the Secretary of State's Office will only keep one version of the agent's name on file.
- [✓] Please submit one **originally signed** document and one exact photocopy of the filing.
- [✓] **Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing of your documents.**

Other Requirements:

- An annual report will be due annually on the first day of the anniversary month of formation. If not paid within sixty (60) days from the due date, the entity will be subject to dissolution/revocation.

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: business@state.wy.us

Consent to Appointment by Registered Agent

I, SmallBiz Agents, Inc. , registered office located at
(name of registered agent)

109 W. 17th Street voluntarily consent to serve

Cheyenne WY 82001

* *(registered office physical address, city, state & zip)*

as the registered agent for AUSCRETE CORPORATION
(name of business entity)

I hereby certify that I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Signature: ______________________ **Date:** 12/17/2009
(Shall be executed by the registered agent.) *(mm/dd/yyyy)*

Print Name: Michael Banner Daytime Phone: 520 881-3989

Title: President, SmallBiz Agents, Inc. Email: sbinfo@smallbiz.com

Registered Agent Mailing Address
(if different than above):

***If this is a new address, complete the following:**

Previous Registered Office(s):

I hereby certify that:

- After the changes are made, the street address of my registered office and business office will be identical.
- This change affects every entity served by me and I have notified each entity of the registered office change.
- I certify that the above information is correct and I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Signature: ______________________ **Date:** 12/17/2009
(Shall be executed by the registered agent.) *(mm/dd/yyyy)*

Checklist
☑ Submit one **originally signed** consent to appointment and one exact photocopy.

Appointment of Director(s)
By
Incorporator

The undersigned incorporator of AUSCRETE CORPORATION who signed and filed the Articles of Incorporation with the state of Wyoming hereby appoints the following individual(s) to serve as the initial director(s) of the corporation, who shall serve as director(s) until the first meeting of the shareholders for the election of the board of directors and until their successors are elected and agree to serve on the board:

John Sprovieri	PO Box 813 Rufus, OR 97050
Clifford Jett	PO Box 846, Rufus, OR 97050.
William Beers	PO Box 852, Rufus, OR 97050

Incorporator hereby attests that he/she is acting as the sole incorporator for this corporation.

Signed: [signature]

Val Clewley
(Incorporator's Name)

Date: 12/17/2009